EXHIBIT 99.1 - Slide presentation to be used at the Sandler O’Neill & Partners, L.P. East Coast Financial Services Conference on November 12, 2009

STATE BANCORP, INC.

Sandler O'Neill + Partners East Coast Financial Services Conference

November 12, 2009

Forward Looking Statements And Risk Factors

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "is confident that," and similar expressions are intended to identify forward-looking statements. The forward-looking statements involve risk and uncertainty and a variety of factors that could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in: market interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, the quality and composition of the loan or investment portfolios, demand for loan products, demand for financial services in the Company's primary trade area, litigation, tax and other regulatory matters, accounting principles and guidelines, other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing and services and those risks detailed in the Company's periodic reports filed with the SEC. Investors are encouraged to access the Company's periodic reports filed with the SEC for financial and business information regarding the Company at www.statebankofli.com. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.

STATE BANCORP, INC.

Company Snapshot

As of 9/30/09	($ in millions)
Assets	$1,596
Deposits	$1,308
Equity	$152
Branches	17
Tier I Leverage Ratio	9.25%
Total Capital/Risk Weighted Assets	13.70%
Tangible Common Equity Ratio	7.17%
Tangible Book Value/Common Share	$7.83

STATE BANCORP, INC.

Branch Locations and Core Market Share by Branch


NEW YORK
QUEENS
NASSAU
SUFFOLK

Nassau County

Branch	Mkt Share
Oyster Bay	17%
Port Washington	15%
New Hyde Park	12%
County Seat	9%
Rockville Centre	4%
Jericho	3%
Garden City	2%
Westbury	1%

Suffolk County

Branch	Mkt Share
MacArthur	15%
Three Village	9%
Farmingdale	8%
Hauppauge	6%
Huntington	4%

Source: Market shares represent data for zip codes in which each branch operates as reported by FDIC in June 2009

STATE BANCORP, INC.

Deposit and Loan Breakdown as of 9/30/09

Deposit Portfolio


Demand
28%
Time
31%
Savings
41%

Loan Portfolio


Other
11%
C & I
34%
CRE
55%

- Total Deposits = $1.3 billion
- Total Core Deposits = $899 million (69%)

Total Loans = $1.1 billion

STATE BANCORP, INC.

Net Interest Margin


5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1Q
2Q
3Q
4Q
1Q
2Q
3Q
4Q
1Q
2Q
3Q
4Q
1Q
2Q
3Q
2006
2007
2008
2009

Well Positioned In Current Environment To Capitalize On Opportunities As We:

- Reduce unacceptable complexity and risks in our business
- Maintain an aggressive approach to liquidating higher risk credits
- Continue improvement of operating efficiencies
- Continue prudent management of balance sheet and capital levels
- Employ a highly competent team of business banking professionals who develop and maintain strong client connections
- Align employees' interests with stockholders through variable cash and equity compensation programs
- Continue to increase corporate visibility and brand recognition